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                                                                  EXHIBIT 11(ii)

                               CONSENT OF COUNSEL

         We hereby consent to the use of our name and to the references to our firm under the caption "Legal Counsel" included in or made a part of the Post-Effective Amendment No. 22 to the Registration Statement on Form N-1A, File No. 33-24848, filed under the Securities Act of 1933, as amended, and Amendment No. 23 to the Registration Statement on Form N-1A, File No. 811-5669, filed under the Investment Company Act of 1940, as amended, of the Fountain Square Funds.

Bloomfield Hills, Michigan                 HOWARD & HOWARD ATTORNEYS, P.C.
September 30, 1997

                                           By:      /s/ Melanie Mayo West
                                              ------------------------------
                                                    Melanie Mayo West